EXHIBIT 23.2

                        CONSENT OF WHEELER WASOFF, P.C.



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement No. 333-120275, 333-126310, and 333-130391 on Form S-3 of Galaxy Energy Corporation ("Galaxy") of our report dated February 24, 2004 relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Galaxy for the year ended November 30, 2003.




/s/ WHEELER WASOFF, P.C.


WHEELER WASOFF, P.C.

Denver, Colorado
March 14, 2006